UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): November 27, 2018

Integral Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-28353	98-0163519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412 Mulberry, Marietta, Ohio	45750
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 550-1770

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock

On November 26, 2018, the Board of Directors of the Company approved, by written consent, a Certificate of Designation of the Rights, Preferences and Privileges of its Series B Convertible Preferred Stock (the “Series B Certificate of Designation”). On November 27, 2018, the Company filed the Series B Certificate of Designation with the Nevada Secretary of State.

Pursuant to the Series B Certificate of Designation, the Company has authorized 1,000 shares of the Series B Preferred Stock (the “Shares”).

Each Share carries an annual 12% dividend compounded annually for three (3) consecutive years. The Company will pay dividends on a quarterly basis at the discretion of the Board to the extent cash or other assets are available. Dividends may be paid in cash or other property. The Shares have no voting rights.

The Shares are convertible into shares of common stock of the Company at the option of the holder on a 1:12,500 basis (subject to adjustments for stock dividends, splits, combinations and similar events) at any time within 12 to 36 months from the date of issuance of the Shares provided that the Company has enough authorized and unissued shares of common stock available for the conversion. Any accrued but unpaid interest or dividends related to the Shares may also be converted into common stock at the discretion of the Board of Directors.

The Company also has the option to call the Shares and purchase some or all of the Series B Preferred Stock owned by investors at any time at on a pro rata, nearest whole share basis. The redemption value of the Shares is $2,500.00 per Share (subject to adjustments for stock dividends, splits, combinations and similar events) (the “Redemption Value”). On the date 36 months from the issuance date of the Shares, if not already converted to common, the Company shall redeem the Shares at the Redemption Value and pay all accrued but unpaid dividends and interest to the extent assets are available.

If the assets of the Company legally available are insufficient to pay the Redemption Value, then Company shall (i) take all appropriate action reasonably within its means to maximize the assets legally available for paying the Redemption Value; (ii) redeem out of all such assets legally available therefor the maximum possible number of shares of Series B Preferred Stock that it can redeem on such date, pro rata among the holders of such shares; and (iii) thereafter at any time and from time to time when additional assets of the Company become legally available to redeem the remaining shares, the Company shall immediately use such assets to pay the remaining balance of the Redemption Value.

Upon liquidation, dissolution, or winding up of the Company, before any distribution or payment is made to any holders of any shares of common stock or any other class or series of capital stock of the Company designated to be junior to the Shares, and subject to the liquidation rights and preferences of any class or series of preferred stock designated to be senior to, or on a parity with, the Shares, the holders of the Shares are entitled to be paid first out of the assets of the Company available for distribution to holders of the Company’s capital stock whether such assets are capital, surplus or earnings, at an amount equal to the Redemption Value plus any dividends accrued or declared but unpaid on the Shares. The Redemption Value and any dividends and interest accrued but unpaid may be payable in cash, property, securities or rights to acquire securities at the discretion of the Board of Directors.

The Company may not issue any series of preferred stock that may be treated in pari passu or senior to the Shares without approval of a majority of the holders of the Shares.

The Shares have no preemptive or subscription rights.

The Series B Certificate of Designation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Series B Certificate of Designation and the Series B Preferred Stock is a summary and is qualified in its entirety by Exhibit 3.1 attached hereto.

Item 8.01	Other Events

On December 3, 2018, the Company issued a letter from its CEO to stockholders on its website.  A copy of the letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit 3.1 Certificate of Designation of the Rights, Preferences and Privileges of Series B Convertible Preferred Stock

Exhibit 99.1 Letter to Stockholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL TECHNOLOGIES, INC.

Dated: December 3, 2018	By:	/s/Doug Bathauer
	Name:	Doug Bathauer
	Title:	CEO